Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
News Media Contact:	Investor Relations Contact:
David Pendery	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS to Acquire iSuppli Corporation;

Announces Full 2011 Financial Guidance

ENGLEWOOD, Colo. (November 2, 2010) – IHS Inc. (NYSE: IHS), a leading global source of critical information and insight, today announced it has signed a definitive agreement to acquire iSuppli Corporation, the global leader in technology value chain research and advisory services. The transaction is expected to be completed on or before November 15, 2010.

“This acquisition is an excellent complement to the existing IHS Product Design and Supply Chain business, and further builds our position as a key information provider in the electronics, manufacturing and supply chain markets,” said IHS Chairman and Chief Executive Officer Jerre Stead. “Combined with the IHS electronic components information business, and our global commodity and economic outlooks, customers will have access to a full suite of robust information services across the entire electronics value chain.”

iSuppli is the global leader in electronics technology research and advisory services serving a wide variety of market segments including computer platforms, automotive, consumer electronics and both wired and wireless communications. Product offerings range from electronic component research to device-specific application market forecasts, from teardown analysis to consumer electronics, and from display device and systems research to hardware design forecasting.

iSuppli serves companies involved in high-tech services, consumer electronics, multi-national industrial conglomerates, financials, and governments. iSuppli has successfully expanded their capabilities to encompass the full electronics value chain from fundamental electronic component supply to end-market demand. This complete value chain view is critical to operating and investment decisions of electronics manufacturers and across many core IHS market verticals which rely on electronics and electronic components.

“iSuppli was founded with a dedication to helping our clients improve performance in the electronics value chain by providing facts and analysis for success,” said iSuppli President and Chief Executive Officer Derek Lidow. “Our business strategy, team of industry veterans combined with our strong commitment to customers and colleagues are excellent complements to IHS, and we look forward to joining with them to deliver the most accurate and trusted electronics information and insight to customers around the globe.”

Stead added: “Taking advantage of existing IHS expertise, the acquisition of iSuppli will help us develop new products and services for a variety of the vertical markets we serve. In addition, we are acquiring an important asset base of analysts and researchers, as well as customers across Europe, in China, Japan, Korea and Taiwan.”

The acquisition of iSuppli is subject to closing conditions contained in the definitive agreement.

Outlook (forward-looking statement)

For the year ending November 30, 2010, IHS is reaffirming its revenue, Adjusted EBITDA and Adjusted EPS guidance and expects:

•	All-in revenue in a range of $1.06 billion to $1.07 billion;

•	All-in adjusted EBITDA in a range of $320 million to $324 million; and

•	At the midpoint of its adjusted EBITDA guidance for 2010, $2.93 of adjusted earnings per share, based on a weighted average diluted share count of approximately 65 million.

For the year ending November 30, 2011, IHS expects:

•

All-in revenue in a range of $1.21 billion to $1.25 billion, including four percent of revenue growth stemming from the combination of the full-year effect of the 2010 acquisitions completed through September 2010 and the projection that currency rates do not change from current levels, 3-4 percent revenue growth from the iSuppli acquisition, and 6-10 percent from organic revenue growth.

•	All-in adjusted EBITDA in a range of $378 million to $388 million;

•	Depreciation and amortization expense of approximately $72 million;

•	Net interest expense of approximately $6 million;

•	Stock-based compensation expense to be in the range of $75 million to $80 million;

•	Net pension expense to be approximately $14 million;

•	An adjusted tax rate of approximately 28 percent; and

•	Fully diluted shares to approximate 66 million.

The above 2010 and 2011 outlook assumes constant currencies and no further acquisitions or unanticipated events.

As previously announced, IHS will hold a conference call with senior management to further discuss 2011 guidance on November 2, 2010, at 9:00 a.m. EDT. The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

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About IHS (www.ihs.com)

IHS (NYSE: IHS) is a leading source of information and insight in pivotal areas that shape today’s business landscape: energy, economics, geopolitical risk, sustainability and supply chain management. Businesses and governments around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS employs more than 4,400 people in more than 30 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2010 IHS Inc. All rights reserved.

About iSuppli Corporation

iSuppli Corporation is the global leader in technology value chain research and advisory services. Services afforded by iSuppli range from electronic component research to device-specific application market forecasts, from teardown analysis to consumer electronics and from display device and systems research to automotive telematics, navigation and safety systems research. More information is available at www.isuppli.com and by following us at twitter.com/iSuppli.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus income taxes, depreciation and amortization. Adjusted EBITDA excludes non-cash items, gains and losses on sales of assets, restructuring charges and other items that management does not utilize in assessing our operating performance (as further described in the attached financial schedules). Adjusted earnings per diluted share exclude similar non-cash items as adjusted EBITDA. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, and adjusted earnings per diluted share are also used by research analysts, investment bankers and lenders to assess our operating performance. For example, a measure similar to EBITDA is required by the lenders under our credit facility.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either (i) non-cash items (e.g., depreciation and amortization) or (ii) items that management does not consider to be useful in assessing our operating performance (e.g., income taxes, restructurings and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.